Exhibit 10.1

                       BUSINESS OUTSOURCING SERVICE, INC..
                1001 SW 5TH AVENUE, SUITE 1100 PORTLAND OR 97204

                                                                  August 4, 2011

TO:  Dr. Sarah Ferber
c/o The Sheba Medical Centre at Tel Hashome

AND TO: Vered Caplan

Israel

Dear Mesdames:

RE: ORGENESIS TRANSACTION

This letter sets out our intent ("LOI") reached among Business Outsourcing Service Inc. ("Pubco") and Dr. Sarah Ferber ("Ferber") regarding Ferber becoming engaged and employed in development on behalf of a fully owned Israeli subsidiary of Pubco (the "Israeli Sub") of the Orgenesis Business (as defined below), including know-how, patents, agreements and all other assets (the "Orgenesis KnowHow", including, without limitation, the patents listed on Schedule A attached) upon the terms and conditions set forth in this Agreement. Pubco is a company traded on the non-NASDAQ Over the Counter Bulletin Board. It is hereby clarified that to date, no business has been conducted with respect to the Orgenesis KnowHow other than research and development performed at Sheba (as defined below) work on patent filings and related matters concerning the Orgenesis KnowHow.

LICENSE; PUBCO SHARE CAPITAL

1. Ferber hereby agrees to use commercially reasonable efforts to cause Sheba to license to Pubco (or to the Israeli Sub) all the Orgenesis KnowHow on the terms and subject to the conditions of a license agreement (the "License Agreement") to be entered into with Sheba, which include the commercial terms set out in this LOI (the "Transaction"). The commercialization of the Orgenesis KnowHow will be referred to as the "Orgenesis Business".

2. The total common share fully diluted position of Pubco after the First Financing (described below) will be such that the Financing shares and warrants will be newly issued restricted securities which together with current shareholders of Pubco will have 66.5% of Pubco shares (assuming exercise of all warrants attached to the Financing), and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. patent attorney in the United States ("Patentco") will have 2.5%, provided Patentco release Ferber (and her family members) and Pubco from any claims in respect of the work done for the Orgenesis KnowHow, other than the payment of up to an additional $130,000 as contemplated in this LOI.

3. Post Closing and after all Financing dilution and accounting for all stock options, the fully diluted share capital of Pubco will be

     (a) Current Pubco shareholders - 46,626,951 shares of Common Stock representing (post 35:1 forward split) (83.8%) and together with the holdings of the Financing investors (assuming full investment of $1.5 million): 48,126,951 shares of Common Stock representing (post 35:1 forward split) - 86.5%;

     (b)  Ferber 5% in options as further described below;

     (c)  Patentco 2.5%; and

     (d)  Vered Caplan 6% % in options as further described below

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4.   As part of the transaction Pubco will enter in a license agreement with The
     Sheba  Medical  Centre  ("Sheba")  at  Tel  Hashomer.   Under  the  license
     agreement, Pubco will:

     (a) provide to Sheba a net sales royalty of three and one half (3.5%) percent of the net sales received by Pubco, Israeli Sub or their affiliates generated through the Orgenesis Business;

     (b) pay to Sheba sixteen (16%) percent of all sublicensing fees received for the Orgenesis Business where Pubco, Israeli Sub or their affiliates, as applicable, is not directly or indirectly selling products;

     (c)  pay to Sheba an annual license fee of $15,000; and

     (d) pay to Sheba the following milestone payments: (A) $50,000 on the date of initiation of phase I clinical trials in human subjects, (B) $50,000 on the date of initiation of phase II clinical trials in human subjects, (C) one hundred and $150,000 on the date of initiation of phase III clinical trials in human subjects, (D) $750,000 on the date of initiation of issuance of an approval for marketing of the first Product by the FDA or any other equivalent authority, (E) one time payment of $2,000,000, when worldwide Net Sales of products have reached the amount of $150,000,000 for the first time

5. In the event of an Exit, Sheba shall be entitled to choose, in its sole discretion, whether to receive a one time payment, based on the value X common shares (being equivalent to 10% of the share capital of Pubco immediately following the Closing); if it does, then there will be no further obligation to pay royalties, sublicensing fees or milestone payments. "Exit" means the purchase of all of the outstanding Pubco shares and/or consolidation of Pubco or Israeli Sub into or with another corporation.

EQUITY FINANCING

6. Pubco will complete a financing of $500,000 (the "Financing") prior to or upon Closing. The First Financing will consist of 500,000 units issued at $1 each, each unit comprising one common share and 2 common share purchase warrants. Each common share purchase warrant is exercisable for one additional common share each for $1. Investors will commit to exercising their warrants for additional equity of $1,000,000 upon the Company reaching certain milestones as set out in Schedule B attached.

7. The Financing net proceeds will be used for advance of the Orgenesis Business and for working capital, including payment of salaries and bonuses to employees on the basis of a budget to be agreed upon between Ferber, the Financing Investors and Pubco prior to signing the definitive agreements.

8. $80,000 of the Financing will be used to pay Patentco, at or promptly following the Closing, for their work in the Orgenesis patent registration. In addition, Patentco will be issued 2.5% of the equity common shares issued and outstanding on Closing as set forth above, and will be paid $50,000 upon the earlier of: (i) Exit, (ii) If Pubco sublicenses the technology, or (iii) $20,000 upon each of the following milestones (up to $50,000 in total): (i) initiation of phase I clinical trials in human subjects; (ii) initiation of phase II clinical trials in human subjects;
     (iii) initiation of phase III clinical trials in human subjects.

9. $50,000 will be used to pay, at or promptly following the Closing, legal fees of Ferber incurred in connection with the Transaction and the Orgenesis KnowHow.

CLOSING AND DEFINITIVE AGREEMENTS

10. Closing of the transactions contemplated herein (the "Closing") will occur on or before September 30, 2011 or on such other date as the parties may agree, at such place and time as the parties may agree.

11. The parties agree to instruct their attorneys to co-operate and complete comprehensive and definitive agreements for the Transaction upon completion of the 15 day due diligence period set out below. The definitive agreements will contain terms and representations customary for agreements governing the purchase and sale of a business in New York, as prepared by commercial legal counsel of good reputation.
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DUE DILIGENCE

12. Pubco and Ferber will each have the right to conduct due diligence on the other in connection with the transactions contemplated hereunder. Each of Pubco and Ferber and their respective accountants, legal counsel and other representatives will have full access during normal business hours to the management, properties, books, records, contracts, commitments and other documents of the other and their subsidiaries in connection with the transactions contemplated herein. The due diligence period will terminate 15 days execution of this LOI.

CLOSING CONDITIONS

13.  This LOI and the Closing hereof is subject to the following:

     (a) the Financing being closed or funds being held in escrow pending the Closing;

     (b) Pubco will have no obligations or liabilities of any type or nature whatsoever, contingent or otherwise, known or unknown, except for professional fees incurred by Pubco and the Financing investors in connection with the Transaction, which fees shall not exceed $50,000.

     (c) Pubco will be up to date in its filings with the SEC, which complied in all material respects with the applicable securities law requirements, Pubco will be compliant with all listing requirements and have not received communications regarding the intention to suspend or delist Pubco's shares from the market, and the capitalization of Pubco will be as described above. Pubco will provide representations that the above is true and correct as of the Closing;

     (d) Pubco having entered a satisfactory licensing agreement with Sheba based on the commercial terms set forth in this LOI;

     (e) Pubco will have undertaken to grant Ferber, as additional incentive in connection with her employment with Israeli Sub an option to acquire 5% of Pubco's outstanding share capital at Closing at an exercise price per share equal to the par value thereof for a total of $2,781.905, and which shall vest monthly over a period of 12 months following the Closing.

     (f) Pubco will have undertaken to grant Caplan, in consideration for her service as member of Pubco Board, an option to acquire 6% of Pubco's outstanding share capital at Closing. Such options shall be granted under the Capital Gains Track of Section 102 of the Israeli Income Tax Ordinance and in connection therewith, the share option plan shall be adopted by Pubco and filed with the Israeli tax authorities and the option shall be granted within 90 days following the Closing;

     (g) Ferber will have entered into an employment agreement with Israeli Sub for being employed 50% of her business time, on terms satisfactory to both parties;

     (h) Each of Ferber, Caplan and Patentco will have their shares held in escrow in order to ensure compliance with the no sale limitation whereby they may not sell any shares of Pubco for 2 years from Closing. While held in escrow, the above shareholders shall have voting rights for their shares, and distributions of Pubco shares made in respect to their respective shares shall be distributed to the escrow agent to be held pursuant to the same terms and conditions the escrow agent holds the original shares on account of such shareholders. All other distributions made in respect to such shares shall be distributed directly to the applicable shareholder for their own account;

     (i) Pubco will have restructured on an approximately 35 for one forward stock split;
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     (j)  Pubco having  delivered to Ferber a legal  opinion of its counsel,  in form and substance acceptable to Ferber as to, among other things, the capitalization and valid issuance of the shares of Pubco;

     (k) Caplan and two or four additional directors approved by Ferber and by the Financing investors and current shareholders of Pubco will be appointed to Pubco's Board of Directors. Until the first anniversary following the Closing the removal, replacement and appointment of Pubco's Board of Directors will be decided jointly by Ferber and holders of majority of the shares held by the Financing investors and current shareholders of Pubco; Thereafter Pubco will be entitled to remove, replace and appointment Pubco Board representatives; and

     (l)  all  representations  and  warranties   contained  herein  and  to  be
          contained in the definitive agreements shall be true and correct at the date of Closing.

STANDSTILL LOI AND CONFIDENTIALITY

14. Each of Ferber and Caplan agrees that they will not disclose any of the terms of this letter LOI for a period ending on the earlier of 60 days after its execution and the date that definitive agreements regarding the Transaction are signed, to any party except to professional advisors who advise them on the Transaction and to Sheba. Any professional advisors and Sheba so informed of the terms hereof will be instructed to keep the terms of this letter LOI completely confidential. Each of Ferber and Caplan further agrees not to trade in the securities of Pubco until after Closing or the termination of this LOI. In addition, they agree that they will not for a period of 75 days after execution hereof, negotiate with any party other than Pubco as to the disposition or development or joint venture of the Orgenesis KnowHow. The parties may extend the term of this clause by mutual written agreement.

PRE AND POST CLOSING COVENANTS

15.  Pubco, Ferber and Caplan hereby covenant to the other as follows:

     (a) until Closing they will not take any action that could reasonably have a material adverse effect on the Orgenesis Business; and

     (b) Each of Ferber and Caplan acknowledges that Pubco will be required to provide substantial disclosure about the Orgenesis Business to the SEC and they agree to fully co-operate to provide in a timely manner such information and disclosure about the Orgenesis KnowHow and Orgenesis Business as Pubco's legal counsel and auditors may reasonably request in order to comply with such legal requirements.

BINDING AGREEMENT

16.  This LOI is intended to be a  non-binding  agreement  between the  parties,
     except   for  the   provisions   of   Section   15   (Standstill   LOI  and
     Confidentiality).

GENERAL

17. All dollar references are United States dollars. VAT will be added to amounts payable hereunder to the extent applicable.

18. At the Closing, Pubco will pay the legal costs of the Transaction incurred by it and the Financing investors up to the aggregate amount set forth in
     Section 13(b) and the cost of the Ferber incurred in connection with its due diligence review of Pubco up to an aggregate amount of $5,000, and subject to Section 9, Ferber will pay the other costs incurred by her in connection with this Agreement.

If the foregoing correctly sets out the terms of our intentions, please execute this letter in the space provided.
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BUSINESS OUTSOURCING SERVICE, INC.

Per: /s/ Guilbert Cuison
    ----------------------------------
    Authorized Signatory


/s/ Dr. Sarah Ferber
--------------------------------------
Dr. Sarah Ferber


/s/ Vered Caplan
--------------------------------------
Vered Caplan
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                                   SCHEDULE A

                       INTELLECTUAL PROPERTY OF ORGENESIS

The technology is secured by US and European patents application, some issued (see list below) additional applied in November 2004.

           METHODS OF INDUCING REGULATED PANCREATIC HORMONE PRODUCTION


Country Name                       Application Status           Case/SubCase
------------                       ------------------           ------------

Australia                              Granted               21415-501 PRO/004
Canada                                 Pending               21415-501 PRO/008
European Patent Convention             Granted               21415-501 PRO/019
France                                 Granted               21415-501 PRO/022
Germany                                Granted               21415-501 PRO/016
Italy                                  Granted               21415-501 PRO/031
Japan                                  Published             21415-501 PRO/032
Patent Cooperation Treaty              National              21415-501 PRO/061
United Kingdom                         Granted               21415-501 PRO/023


           METHODS OF INDUCING REGULATED PANCREATIC HORMONE PRODUCTION
                        IN NON-PANCREATIC ISLET TISSUES


Country Name                       Application Status           Case/SubCase
------------                       ------------------           ------------

United States of America               Granted               21415-501/
United States of America               Published             21415-501 CIP/
United States of America               Pending               21415-501 DIV/
Australia                              Pending               21415-501 PRO B/004
European Patent Convention             Published             21415-501 PRO B/019
Japan                                  Published             21415-501 PRO B/032
Patent Cooperation Treaty              Published             21415-501 PRO B/061

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                                   SCHEDULE B

                                   MILESTONES

1. The Investors will exercise their warrants for additional equity of $500,000, upon the earlier of: (i) Pubco or Israeli Sub signing an agreement with a clinical center, and (ii) 6 months following the Closing.

2.   The  Investors  will  exercise  their  warrants  for  additional  equity of
     $500,000,   upon  the  feasibility  of  enhancement  of  cell   propogation
     capability.